Form C

Cover Page

Name of issuer:

Bourbon & Boots Acquisition Company, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: AR

Date of organization: 5/7/2015

Physical address of issuer:

2201 Brookwood Drive
Little Rock AR 72202

Website of issuer:

http://www.bourbonandboots.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

60,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $60,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$60,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

2/22/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

15

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$446,043.14	$392,482.99
Cash & Cash Equivalents:	$151,286.96	($169.07)
Accounts Receivable:	$0.00	$219.25
Short-term Debt:	$96,615.89	$350,933.08
Long-term Debt:	$1,403,045.03	$982,885.69
Revenues/Sales:	$2,524,753.37	$2,834,815.34
Cost of Goods Sold:	$1,164,459.56	$2,052,558.10
Taxes Paid:	$3,181.18	$1,764.16
Net Income:	($15,542.46)	($1,140,865.84)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Bourbon & Boots Acquisition Company, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Rodney Ford	Chairman & CEO	Bourbon & Boots	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rodney Ford	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Rodney Ford	825000.0 Class A Common Units	82.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The company recognizes 75% of its revenue direct from consumer with orders processes through Shopify, its online business platform. Shopify is a Software-As-A-Service platform that is a publically traded company under the stock symbol SHOP. In the event of a business interruption, revenues could be affected. As part of our risk mitigation plan, a backup web property has been established, a third party backup solution with nightly backups and robust disaster recovery has been put in place. In three years of operating on the Shopify platform we have experienced 99.8% uptime and expect the same reliability in the future.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The continued availability of raw goods from which to fabricate and assemble our unique products is necessary. Although there seems to be an unlimited supply of bourbon barrel wood, wine barrel wood, and other types of exotic woods, the interruption of this supply chain would materially effect our ability to scale production.

Material changes in federal online purchase taxation laws could potentially impact customer sales demand, as these new taxes would be passed on directly to the consumer.

Since third party distribution (non direct to consumer) channels is one of our high growth revenue sources, should some of the larger marketplaces (Amazon, Wayfair, Overstock) decide to pivot their business model from a marketplace directly to a maker, it could potentially pose a competitive threat to our sustainable growth.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$60,000**

Use of Proceeds: 40% Materials & Inventory, 20% Additional Equipment, 20% Additional Marketing & Advertising, 15% Working Capital, 5% Wefunder Fees

---

If we raise: **$107,000**

Use of Proceeds: 40% Materials & Inventory, 20% Additional Equipment, 20% Additional Marketing & Advertising, 15% Working Capital, 5% Wefunder Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below..

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of Units:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors or multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the Units being diluted to a value below the price per share at the time they receive Units. This dilution would mainly occur due to the issuance of additional units by the Company.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFE do not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering.

Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **units**, but excluding any shares of **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis.
Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of units. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor <u>**is not**</u> a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor <u>**is**</u> a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor <u>**is**</u> or <u>**is not**</u> a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Units	1,000,000	825,000	Yes
Class B Common Units	175,000	175,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	399,500
Options:	

Describe any other rights:

Class B Common Units are non-voting Units. SAFE holders will receive Preferred Units, which will not have voting rights, but will have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	XCelerate Capital
Issue date	05/15/15
Amount	$1,250,000.00
Outstanding principal plus interest	$1,570,000.00 as of 08/01/18
Interest rate	8.0% per annum
Maturity date	05/15/25
Current with payments	Yes

This is a 10 year open ended revolving loan with a maturity date of 05/15/25.

Loan

Lender	Caroline Ford
Issue date	03/15/17
Amount	$115,000.00
Outstanding principal plus interest	$2,500.00 as of 08/01/18
Interest rate	7.0% per annum
Current with payments	Yes

There is no maturity date, this is a Termed Loan that is paid back monthly until it is paid back in full.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2018	Section 4(a)(2)	SAFE	$75,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	XCelerate Capital
Amount Invested	$1,250,000.00
Transaction type	Loan
Issue date	05/15/15
Outstanding principal plus interest	$1,570,000.00 as of 08/06/18
Interest rate	8.0% per annum
Maturity date	05/15/25
Outstanding	Yes
Current with payments	Yes
Relationship	Founding Partner is Bourbon & Boots CEO

10 Year Open End Revolving Loan

Name	Caroline Ford
Amount Invested	$115,000.00
Transaction type	Loan
Issue date	03/15/17
Outstanding principal plus interest	$2,500.00 as of 08/30/18
Interest rate	7.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Spouse of CEO Rodney Ford

This is a Termed Loan that is paid back monthly.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The rise of Etsy and Amazon Handmade reflect consumers' shifting preferences towards artisan, homemade goods. But makers on those platforms can't produce or replicate their items at scale. With our team of artisans, maker space, and shipping warehouse, we solve this issue and produce rare, unique home decor and gifts at scale. Selling only on our website, we're on track for $4M this year, and now with partnerships at distributors like Wayfair and Overstock, we're poised to expand sales.

Over three short years, we've amassed a loyal following of 125K customers and shipped 90K+ orders on our direct to consumer website alone. In the past year, we opened up our handcrafted goods to wholesale (Wayfair, Overstock, The Wine Enthusiast, etc.), a distribution channel which has already contributed to our overall revenue growth. In five years, we believe we can be a marketplace for 5,000 handcrafted, artisan-inspired, U.S-made products for customers around the world.

Milestones

Bourbon & Boots Acquisition Company, LLC was incorporated in the State of Arkansas in May 2015.

Since then, we have:

- On track for $4M in 2018 revenue.
- 125,000 customers.
- 300% sales growth from 2015-2018.
- Sell wholesale to Hayneedle, Wayfair, Overstock, and Wine Enthusiast.
- Rod has been a tech entrepreneur (founded 3 companies) and investor for 30 years.
- Design & Produce 1,600+ SKUs.
- Inc. Magazine 2017 #16 Fastest Growing Private Brand in U.S.

Historical Results of Operations

Our company was organized in May 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $2,524,753.37 compared to the year ended December 31, 2016, when the Company had revenues of $2,834,815.34. Our gross margin was 53.88% in fiscal year 2017, compared to 27.59% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $446,043.14, including $151,286.96 in cash. As of December 31, 2016, the Company had $392,482.99 in total assets, including -$169.07 in cash.
- *Net Loss.* The Company has had net losses of $15,542.46 and net losses of $1,140,865.84 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,499,660.92 for the fiscal year ended December 31, 2017 and $1,333,818.77 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $75,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Bourbon & Boots Acquisition Company, LLC cash in hand is $58,000, as of August 2018. Over the last three months, revenues have averaged $150,000/month, cost of goods sold has averaged $30,000/month, and operational expenses have averaged $80,000/month, for an average net margin of $40,000 per month.

September through December is our strongest sales months, representing over 50% of our sales and 80% of our operating profits historically. However, in the past year we have added alternate distribution of Marketplaces (Amazon, Hayneedle, Wayfair, Overstock) as well as several wholesale catalog companies (800 Flowers, Wine Enthusiast) that are helping balance our dependence on our direct to consumer business and providing more "off season" consistent revenue flows. We are adding wholesale and corporate accounts rapidly to normalize the non-seasonal periods. Based on last 3 years operating history and our growth rate, we anticipate revenues from Sept-Dec to be over $2,000,000 with net operating profit of $300,000. We have a revolving merchant loan of $300,000 available to us for procurement of materials for holiday sales season.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Rodney Ford, certify that:

(1) the financial statements of Bourbon & Boots Acquisition Company, LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Bourbon & Boots Acquisition Company, LLC included in this Form reflects accurately the information reported on the tax return for Bourbon & Boots Acquisition Company, LLC filed for the fiscal year ended 2017.

Rodney Ford
Chairman & CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.bourbonandboots.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements


RARE unique
HANDCRAFT

INVEST IN BOURBON & BOOTS

maximum target met

$0

raised of $0 maximum target from 0 investors

Artisan inspired lifestyle brand handcrafting at scale rare & unique goods.

The rise of Etsy and Amazon Handmade reflect consumers' shifting preferences towards artisan, homemade goods. But makers on those platforms can't produce or replicate their items at scale. With our team of artisans, maker space, and shipping warehouse, we solve this issue and produce rare, unique home decor and gifts at scale. Selling only on our website, we're on track for $4M this year, and now with partnerships at distributors like Wayfair and Overstock, we're poised to expand sales.



Rod Ford
Chairman and CEO
Founder and MP of seed stage VC firm. Founded 3 companies including CognitiveDATA (sold to Merkle).

Why you may want to invest

1. On track for $4M in 2018 revenue.
2. 125,000 customers.
3. 300% sales growth from 2015-2018.
4. Sell wholesale to Hayneedle, Wayfair, Overstock, and Wine Enthusiast.
5. Rod has been a tech entrepreneur (founded 3 companies) and investor for 30 years.
6. Design & Produce 1,600+ SKUs.
7. Inc. Magazine 2017 #16 Fastest Growing Private Brand in U.S.
8. Finalist for Best-In-Class Emerging eTailer award.

Our Ambition

Over three short years, we've amassed a loyal following of 125K customers and shipped 90K+ orders on our direct to consumer website alone. In the past year, we opened up our handcrafted goods to wholesale (Wayfair, Overstock, The Wine Enthusiast, etc.), a distribution channel which has already contributed to our overall revenue growth. In five years, we believe we can be a marketplace for 5,000 handcrafted, artisan-inspired, U.S-made products for customers around the world.

bourbonandboots.com

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

$5M valuation cap

Investors in the first $50,000 of this raise will receive free shipping for one year.

10% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$250+
Free Shipping for One Year

$500+
15% Discount Coupon for One Year

$1,000+
25% Discount Coupon for One Year

$10,000+
35% Discount Coupon for One Year

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lifestyle brand [illegible] retail

Why I Like Bourbon & Boots

Influence the ambiance of your home with bourbon-scented candles from Bourbon & Boots. Made with upcycled liquor bottles from favorite American distilleries, these elegant candles not only diffuse the sweet bourbon scent, but also emit a cozy light that's ideal for evenings spent reading novels or setting the right tone for a romantic candle-lit dinner. Cheers to that!

Huffington Post

THE BUZZ ABOUT BOURBON & BOOTS

We are big fans of online retailer Bourbon & Boots. They are similar to Etsy, in that they support hundreds of small makers and artisans. But, unlike Etsy, it's highly curated and you should expect greatness — we certainly do! From finely crafted leather bags to Southern t-shirts and whimsical cards, this online shop is one that allows you to discover items — sometimes made in your own city — that you otherwise might miss.



Liza Graves
Co-founder of Style Blueprint

The genius of Bourbon & Boots's curatorial mix is that it can appeal to people in the South, the Southern diaspora like me, and people who just want to feel like they are part of this cultural explosion. Nothing on this site looks like it could be sold in a Cracker Barrel gift shop. And most of it is produced by local designers, makers, and artisans in the South. It nicely walks that line between authenticity and something that can have mass appeal for even Southern "posers." The site doesn't display a manufactured caricature of Southern culture but the careful evolution of it.



Sarah Lacy
Writer for Pando

I couldn't be more pleased that my labor of love will be transitioned into a company [Bourbon & Boots] with big plans for the export of the Southern lifestyle. I am excited to see Tales from the South expanded across all the major Southern Cities and the opportunity for Southern Writers to have a broader platform to share their unique and personal stories.



Paula Martin Morell
Founder of Tales from the South

I've wanted this bag forever. I finally bought it to use on an upcoming trip. I love it. I love Bourbon and Boots everything I've bought from them to date has been real quality materials and craftsmanship. I will continue buying from B&B.

Gwen W.
Customer

I love Bourbon and Boots. I bought my Dad some scotch glasses and deleted my confirmation email by mistake. I was semi-frantic because I couldn't remember if I had ordered the glasses or not. The girl that answered my call was so helpful and confirmed my order and delivery date. I would definitely use the site again for other gifts.

Gerardo R.
Customer

The entire process of buying and receiving this item was incredible. From fantastic and responsive customer service to a flawless item, the experience with Bourbon and Boots is one I enjoyed and look forward to repeating.

Bourbon and Boots Customer

Top 20 Father's Day Gifts with Bourbon & Boots

We are big fans of online retailer Bourbon & Boots. They are similar to Etsy, in that they support hundreds of small makers and artisans. But, unlike Etsy, it's highly curated and you should expect greatness - we certainly do!
August 16, 2018 @ styleblueprint.com

Bourbon & Boots pins down Southern lifestyle

By focusing on its brand story and collaborative boards, Southern lifestyle retailer Bourbon & Boots has dramatically increased cross-channel traffic through its presence on the Pinterest social network.
August 16, 2018 @ chainstoreage.com

BourbonAndBoots

This is "BourbonAndBoots" by Aaron Nolan on Vimeo, the home for high quality videos and the people who love them.
May 4, 2018 @ vimeo.com

Arkansas Startups: Bourbon & Boots - AY Mag - AY Is About You

Bourbon & Boots has been celebrating unique Southern charm since it was founded in Little Rock in 2012. Rod Ford, current CEO, says the company distributes over 1,500 handcrafted, Southern-inspired products through its brand website, and also operates
March 29, 2018 @ aymag.com

Startup: Bourbon & Boots- Rob Ford

Bourbon & Boots has been celebrating unique Southern charm since it was founded in Little Rock in 2012.Rod Ford, current CEO, says the company distributes over 1,500 handcrafted, Southern-inspired products through its brand website, and also operates
March 7, 2018 @ amppob.com

Bourbon & Boots Release Private Label Handcrafted Home Accessories

North Little Rock, AR, November 14, 2017 --(PR.com)-- Bourbon & Boots, the Southern Lifestyle Brand is pleased to announce the release a new private label line of home decor accessories. The handcrafted home decor accessory products include
November 14, 2017 @ benzinga.com

6 New Bourbon-Themed Items That Will Inspire Your Senses

Bourbon is as American as apple pie, but you don't always have to pour it to enjoy the tradition. While society used to have to gather in traditional gentlemen's lounges or within home parlors to enjoy their spirit of choice, nowadays it can be lauded
September 1, 2017 @ huffingtonpost.com

Ditch the Beer and Start Brewing Your Own Whiskey Instead

Making whiskey sounds intimidating, but this five-liter kit ($300) makes it easy, with everything you need to whip up a gallon of the spirit. The handmade copper pot comes with a condenser and thermometer, plus instructions on how to make nine
April 6, 2017 @ outsideonline.com

Made in Arkansas: Bourbon and Boots

LITTLE ROCK, Ark. (KTHV) --What happens when you combine good old fashioned southern storytelling, artisans from all over Arkansas and the south and an algorithm that produces an overnight on line marketing success story? You get the star of
May 14, 2016 @ thv11.com

Item of the Day: Bourbon & Boots - Accessories Magazine

Is your Valentine your real life partner in crime? You're the Bonnie to his Clyde say? Although more couples may profess to be gansta rather than gangsters, there was still something romantic about that outlaw couple whose love life was turned into a
February 12, 2016 @ accessoriesmagazine.com

Bourbon & Boots announces wholesale division - Talk Business & Politics

Online retailer Bourbon & Boots has launched a wholesale division to distribute its Southern-branded merchandise to specialty retailers across the country, the company said in a news release. The wholesale division was launched 60 days ago and
January 19, 2016 @ talkbusiness.net

Arkansas start-up company cashing in on Cyber Monday

In Arkansas and across the country, a record number of people logged online on Monday to create what's expected to be the biggest online shopping day ever. Shopping forecasters expect Cyber Monday 2015 to net nearly three-billion dollars in
November 30, 2015 @ katv.com

Bourbon & Boots to Purchase Southern Media and Distribution Company Tales from the South

North Little Rock, AR, November 02, 2015 --(PR.com)-- Bourbon & Boots, the Southern-Inspired Lifestyle Brand announced today that it has entered into agreement to purchase Tales from the South, the southern story radio show and
November 2, 2015 @ pr.com

Bourbon & Boots sold to XCelerate

XCelerate Capital, a venture-capital investor, has acquired North Little Rock-based Bourbon & Boots, an online merchant that sells gifts, jewelry and clothing, said Rod Ford, founder of XCelerate Capital. Terms of the transaction were not disclosed.
May 15, 2015 @ arkansasonline.com

LR's Bourbon & Boots Selected for Startup Avenue in Memphis

Bourbon & Boots is the online Southern lifestyle marketplace from Matt Price (co-founder of former IA client firm Capsearch) that's growing like...well, like weeds in a trailer park, like Hog calls in the fall, like waistlines at Larry's pizza buffet, like Texas
April 10, 2014 @ innovatearkansas.org

Southern exposure: Bourbon & Boots raises $270K and is my new favorite place to shop

I've said it before: Southern culture is having a big cultural moment right now. Fancy fried chicken is at nearly every hip coastal restaurant I've gone to recently. Hipsters are raising chickens in their backyards for the fresh eggs. Country music has finally
June 28, 2013 @ pando.com

How e-retailer Bourbon & Boots walks the line on Pinterest

It was the Johnny Cash necklace that put start-up online retailer Bourbon & Boots on the Pinterest map. The merchant, which sells Southern-inspired, handmade gift items, launched in February of last year, and by July was already attracting around 15% of its
May 8, 2013 @ digitalcommerce360.com

Producing Heirloom, Artisan-Inspired Items at Scale

The American consumer is tired of mass-produced, foreign sourced gifts and home decor available in big box retail stores, and the rise of handcrafted quality sites like Etsy and Amazon Handmade reflect these changing consumer preferences.

But the individual artisans and makers selling their goods on those platforms often are single practitioners or hobbyists that can't produce their unique items in quantity or have difficulty repeating the quality and specification of an item previously produced.

Bourbon & Boots was founded to fill this niche: handcraft heirloom quality gifts and home decor for the person that wants a USA handcrafted quality item that has a story to tell and in itself is rich in history.

Our in-house production maker space and team of highly-skilled artisans allows us to use domestically sourced materials to produce rare and unique items at scale, ensuring that repeat orders are the exact same design and feel, even if they're made months apart.


Columbia
SMALL BATCH
"I'M HERE TO KICK ASS
AND DRINK WHISKEY, AND PILGRIM
I'M OUT OF WHISKEY."
GOOD CLEAN FUN

Built a $4M Business Selling Direct to Consumers

The original Bourbon & Boots concept, founded in 2012 was an Etsy-like peer-to-peer marketplace, connecting buyers with sellers; but stocking and making nothing.

In May 2015, xCelerate Capital, led by serial entrepreneur Rod Ford purchased the entirety of the brand.

Rod loved the brand, the cult-like following of customers, and his extensive research on the American consumer's fatigue with foreign-sourced goods as well as the explosive growth of the Handmade movement led him to acquire the brand and pivot the business model to a lifestyle brand that designs, creates, warehouses, and distributes its own line of rare, unique handcrafted goods and home decor.


$4M
$3M
$2M
$1M
0
On track for $4M in 2018 revenue
Rod buys Bourbon & Boots in May '15
2014
2015
2016
2017
2018
Annual Revenue

In 2014, Bourbon & Boots had $150,000 in annual sales and 35% gross margin. Now, three years after Rod purchased the brand and changed the business model to designing, producing, stocking, and fulfilling the vast majority of the rare & unique items, we're on track for $4 million sales in 2018 and 75% gross margin.

Now We're Expanding Sales with Wholesale & Alternate Distribution

For our first 3 years, we grew to $4M in sales through 98% direct to consumer sales through our website; fulfilling 90,000 consumer orders directly from our website.

With a key hire of a new CMO previously employed by Hayneedle and Jet.Com, the company added its products to major lifestyle marketplaces, niche catalogers and third-party alternative distribution partners interested in promoting and selling our rare & unique handcrafted quality goods.

Our best selling products are now live on marketplaces (Hayneedle, Wayfair, Overstock, Touch of Modern, Zulily); we are selling products directly to prominent gifting catalog companies (800Flowers, Wine Enthusiast, UncommonGoods); and have curated product sets to sell on national media sites (Hearst Magazines, The Bourbon Review, Whiskey Advocate).

Our Progress So Far

2012

Bourbon & Boots Launched

Founded as a peer-to-peer marketplace for handcrafted gifts and merchandise. In first 3 years: sold 6k products to 25k customers from 500 artisans.

May 2015

Rod Purchases Bourbon & Boots Brand

Intends to transform Bourbon & Boots from strictly a marketplace into heirloom quality, artisan-inspired rare and unique merchandise.

August 2015

Company Commences Warehouse & Fulfillment Operations

May 2016

Company Opens Maker Space, Hires Artisan Craftsmen For Production

August 2017

Inc Magazine Recognizes Company as 16th Fastest Growing Private Brand

Decmeber 2017

Maker Space Accounts for 90% of Sales

By the end of 2018, 90% of our sales were from products designed and handcrafted by our artisan makers.

February 2018

Finalist for Best In Class Award

July 2018

Company Triples Its Maker Space & Artisan Making Capacity

We moved all operations to a single building in Little Rock, tripling our warehouse and assembly space.

The Handmade Maker Space Competitive Landscape


MARKET
WOMEN'S LIFESTYLE
12.6M X $300
$3.78B MARKET
SOUTHERN LIVING (3M) BETTER HOMES & GARDENS (7.6M)
ANNUAL SPEND HOME DECOR /GIFTS



Audience & Customer Profile & Persona's


11.000,000
TRAILING 12 MONTHS PAGE VIEWS
404,000
FACEBOOK FOLLOWERS
30,000
TWITTER FOLLOWERS
29,000
INSTAGRAM FOLLOWERS
26,000
MONTHLY PINTEREST REPINS
175,000
CUSTOMER PURCHASE EMAILS



Founder



Rod Ford

Chairman and CEO

Founder and MP of seed stage VC firm. Founded 3 companies including CognitiveDATA (sold to Merkle).

AND THE REST OF THE TEAM



Kris McKenzie

Director of Strategic Accounts

Experienced Business Owner focused in the wholesale industry, Founder of Kris KcKenzie Design



Doug Williams

Chief Marketing Officer

18+ years experience working w/ IR top 100 retailers to create effective digital marketing campaigns



Hedi Hemenway

Director of Procurement

Expertise in Sales Management, Sales Operations, and eCommerce Analysis



Landon Riley

Product Design and Master Maker

Experience in Community Outreach, Leadership Development, and Design



Jenna Lee

Director of Customer Care



Cody Davenport

Master Maker



Micah Linn

Fulfillment Manager

Field Manager for Mosquito Joe, Expertise in Sales Management, Project Planning, and Marketing

Interview

Wefunder interviewed Rod Ford on August 1, 2018.

– COLLAPSE ALL

WF: What is Bourbon & Boots?

FORD: Bourbon & Boots is a company that designs, produces, and ships artisan-inspired, heirloom-quality products that are crafted by hand in the USA. Our product lines include home decor, kitchenware, barware, travel bags, jewelry, accessories, and rare gifts. We have 1,600 SKUs that are all unique items such as whiskey bottle lamps, handcrafted wood pens, furniture made from reclaimed bourbon barrels, wood and metal wall art, etc.

WF: How did the company get started?

FORD: The company was founded in Little Rock, Arkansas as a startup in 2012. It was an Etsy marketplace model. About 700 artisan vendors across the country would come into the platform and upload products and descriptions to find buyers. The original founder came to me for investment at a time when after I had sold my last startup and I was investing & advising some early stage companies. When they approached me, they'd been operating for about three years and were struggling to make the business model work. They needed a fresh assessment of the market landscape and the opportunity for growth. I looked at the business several times and did extensive research on the artisan handcrafted marketplace. I really loved the brand and the name. They had achieved a small cult-like following of recurring purchasers, but the business model of collecting a fee per transaction and have no control of the branding of the shipped goods was problematic for me.

I initially declined to invest, but after some persistence and discussions, I just decided to buy the business. As I said, I loved the brand and its cult-like following. All my research indicated that American consumers were getting tired of mass-produced foreign import goods. As evidenced by the hockey stick growth of ETSY, consumers were wanting something of quality that was made in the USA. Most consumers I spoke with during my research expressed a desire to find heirloom products (gifts & home decor) that were domestically produced, would have a lasting value.

I purchased the business outright through my investment company and then invested my own money to pivot the business towards a producer of goods, not just a channel for sales of other's goods. The first thing we did was move into a full stocking warehouse. We purchased these rare goods and stocked them so that we could ship them under our own brand name. We created customer attention and customer loyalty, all the things you need to do with brand equity. That was in May 2015.

When I purchased the business, they had done about $150,000 the year before. We finished the balance of May at a little over a million dollars. We had grown the business substantially. The biggest thing we did was continue to invest in making our own products. We have a woodworking shop. We have lasers. We buy used bourbon barrels in Kentucky. We buy used wine barrels in Sonoma. We buy barn wood out of Vermont. We hired a team of creative people, skilled artisan makers, and we actually make 95% of everything we sell as we pivoted the business from a marketplace to an artisan inspired lifestyle brand.

WF: What was your background before you bought Bourbon & Boots?

FORD: I'm a serial entrepreneur. I've started three companies from scratch in different sectors and sold them. Then, I've gone back and either reinvested or recreated a business. The most recent business that I created in 1999 from pure startup was called Cognitive Data. It was a data management marketing intelligence company. We grew it from zero to about $16.5 million, and then in 2017, we sold it to Merkle Inc. based in Columbia Maryland, which has now been sold to Dentsu, a multi-billion dollar Japanese digital marketing agency.

WF: Take me back to that moment when you bought the business. What was it about Bourbon & Boots that really got your attention?

FORD: Well, everything. I'm a real student of business and entrepreneurship, but I believe you have to clearly understand your right to win in the market. Why would someone choose you over someone else? I believe there are two fundamental choices you have. You can either be a low-cost producer or you can create and sell something that someone else doesn't have. I had, in my career, always done the latter. I would always either build a technology or sell something that no one else did. For me, it's about looking at the market dynamics and asking, what is your right to win? You have to get real with yourself about that. You've got to do a lot of soul-searching to understand why a consumer would choose you over the thousands of other companies available to them.

What I came to see about Bourbon & Boots was that they had a five million to six million-dollar direct-to-consumer audience of educated, affluent people with disposable incomes. People in that demographic are typically going to have a real structure of values and beliefs in the way they do their business and deal with their family. They're just not looking for cheap plastic junk in their lives. They want to have and give things that are truly rare, unique, and have some tangible meaning. I didn't see anyone fulfilling that need. What I saw was Etsy, and I'll give Etsy its props. The downside with Etsy is that if you needed to order 100 of those units, you couldn't possibly get them from those individual artisans and craftsmen, and if you were to come back six months from now and order that unit again, it's going to look and feel different. Many of the talented makers on maker marketplaces are actually hobbyists and part time makers, making it difficult to achieve any consistent quality or quantity of available production.

I decided that this was a real gap in the market. There was no scalable commercialization of the Etsy concept or the Amazon Handmade concept. How do you create a large-scale business that has the manufacturing forte and process discipline to be able to manufacture these rare, unique things? You're not going to find them in Target. You're not going to find them in Walmart. They're not machine produced. They're not foreign imports that uses massive amounts of cheap labor for hand assembly. They have a heritage of American history to them, so how do you produce those things at scale? That's really the niche that I saw in the market.

There had to be a reason that Etsy became so popular and Amazon created the Amazon Handmade marketplace specifically to address this growing consumer demand. There had to be a reason Target is testing in 100 stores a "handmade in America" section. The same is true for Macy's with in store end cap testing. of handmade goods.

The reason is the American consumer is returning to domestically produced unique quality items in their life and is moving away from the trend of "disposable living". The ability to meet the consistent quality, provide items at quantity, and consistently design and release new unique gifts and home decor products is Bourbon & Boot's right to win. When I recognized there were few, if any companies that could provide product innovation of handcrafted goods at scale, I realized this business could quickly scale into something meaningful. I also believed it would have a very desirable exit, and that's already happened. We get a call every couple of months from somebody that wants to buy the brand and tuck it in as a handmade component of several other brands they manage. That would just be too early of an exit for us. We've still got plenty of runway. But there is a high demand for what we have.

WF: When did you really start to see revenue growth and to what do you attribute it? ^

FORD: The company went from basically nothing in 2015 to being on track this year to do over $4 million. Our first three year trajectory was $1 million, $1.9 million, $3 million, and now $4 million. We became profitable in the summer of last year, when we got to enough revenue to absorption our basic operating costs. Our ability to move to profitability is related to consistent sales growth through price elasticity and higher price points, coupled with gross margin expansion. As we moved to making our own products we have raised our Average Order Value from $39 to $109. Additionally, when I bought Bourbon & Boots, they had about a 30% gross margin. We started buying other people's stuff and jumped to a 50% gross margin. Now, we're up at 75% gross margin because we make our own products. So, we've got enough gross margin now to support growth in our alternate distribution channel.

Prior to this year, all of our growth had been direct-to-consumer sales. We have good social advertising that was driving the traffic. It was driving all of the acquisition of the customer base. Now we have enough gross margin, since we make our products to support expansion into alternate distribution channels. I non-direct to consumer sales is going to be about 30% of our revenue this year. It was about 8% last year, and ultimately, I think it'll end up being a dominant part of our growth. I believe our direct to consumer revenue will continue to grow at 50-75% per year.

WF: What is it about this brand and these goods made out of barrels that is so enticing to people? ^

FORD: Originally, Bourbon & Boots was created to be somewhat of a southern-inspired brand, with its name sake reflecting the geography: "bourbon" being from Kentucky, and "boots" representing Texas. It was kind of the Kentucky-to-Texas items and goods. Now, we've expanded. We don't emphasize the southern-inspired part of the brand anymore, because we sell to all 50 states. We shipped to nine countries last year. Texas is the number one state, California is number two, New York is number three, Florida is number four, the Carolinas and the eastern seaboard are number five. In fact, we sell very little in what you think of as the traditional southern states, except for Nashville and Atlanta, which are two large metropolitan areas for our brand.

We've done several surveys and have found that females make 82% of our purchases, and 70% of the time, they're actually purchasing for men. The age demographic here is about 45-plus, so it's a 45-plus female with disposable income. These customers don't want junk. If they come across our advertising on social media, and they see something they didn't know existed, let's say it's a lazy susan for your kitchen that's made out of a bourbon barrel top, they'll buy it. It's an impulse buy. This is not a Google search play where you know what you're looking for and you can buy it. It's much more of a unique product. We're a unique product play where you see something you didn't know existed, and you have the disposable income, so you purchase it.

WF: How do you see your product lines evolving over the next few years? ^

FORD: I see us creating an even more robust catalog and growing from 1,600 SKUs to at least 4,000 SKUs. We consistently invest in the work to create more SKUs every week. We have sets of unique barware that we crafted and designed. We have home decor around bourbon barrel items and wine barrel items. We have pieces made of reclaimed barn wood. There is a story pasted on the back of the piece that explains that it is from an original barn built in 1895. There is a lot more we can do with the raw materials we have, so that's something we're going to focus on over the next couple of years.

WF: How do you measure progress in the business?

FORD: We have been looking at all the KPIs. We have about 125,000 consumers right now. We're engaging our audience right now, about three million people per week. Our social following continues to grow at a progressive rate. We tend to look at progress in terms of customer health, product effectiveness, and corporate profitability.

We've got all the traditional customer satisfaction metrics, recurring purchases, life time value, net promoter scores, etc We also look at closely at our product mix; gross margin expansion, price elasticity, average order value, etc.

Top line profitable growth has been one of our key measurements. Traditionally, our business has been seasonal, and it's one of the reasons we're pushing alternative distribution so hard. We typically are cash flow neutral for about eight months out of the year. Then, we make all of our money from September through December. We are focusing hard on the expansion of our non direct to consumer business to help balance our cash flow during our non holiday direct to consumer sales season. Based upon our progress with alternative channels over the past six months we believe we are setting ourselves up to generate cash during our traditionally slowest direct to consumer sales periods of early 2019.

WF: Can you elaborate on the distribution channels you've been using?

FORD: The first three years was 100% direct to consumer through our website. We're on a Shopify platform and built the social advertising tools in house for customer and audience acquisition. About six months ago, we went onto the Handmade by Amazon marketplace and started immediately seeing sales. Subsequently, we have placed our products on marketplaces (Handmade, Hayneedle, Wayfair, Overstock); we sell wholesale to niche catalog companies (Wine Enthusiast, 800Flowers, UncommonGoods); sell our products on niche lifestyle media web sites (Hearst Magazines, Bourbon Review); and have membership discount affiliate relationships with key organizations (Safari International, Houston Safari Club, Sportsman's Rights, Ducks Unlimited).

We do have to give up some gross margin for non direct to consumer sales, but that margin loss is offset by no advertising expense. It's helping provide incremental orders each day that we don't have to have any advertising expense against, and it's providing us access to additional customers without an additional advertising expense. It really feels like that's the real future of the business, that we kind of pivot from being an online seller to truly being a micro-brand that produces our own products and sells them through all forms of alternate distribution.

WF: Do you feel like you're tapping a different customer base with the wholesale channels?

FORD: The brutal truth is I can't honestly tell you. We don't have the demographic data yet to know for sure. Just looking at it on a snapshot, we believe that we're exposing a customer base to our brand that wasn't previously exposed to it. When you're selling products in a marketplace, you're not selling your brand. You're selling a product. Marketplace shoppers tend to be shopping for a solution, not shopping primarily by brand awareness.

Let's say you're a customer looking for bookends on Amazon, for instance, and you like one of our products, a set of bookends that's made from a Buffalo Trace whiskey barrel. You buy that product. Well, we do all our fulfillment, so we will ship your bookends with all of our branding, our branded packaging, our branded boxes, our branded inserts, our "Come back and see us next time for 10% off!" card. You went to the marketplace for a product, and when you receive the shipment, you're now exposed to the brand.

We only started this nine months ago, but we're seeing some recurring customers that may have bought a product from us on Amazon or Hayneedle or Overstock or wherever, and once they got our product, they came back and bought other items out of that collection directly from us, so we see it as brand exposure.

We don't put our entire catalog on the marketplaces. We only put our 40 or 50 bestsellers on the marketplaces. Once a customer purchases one of those products and then they get our shipment, they go, "Oh, this is Bourbon & Boots. This is cool." Inside that shipment is basically a mini catalog that shows them that there are hundreds of other items just like that that sit in a category, so then they come back and purchase from us directly.

WF: Who is your competition?

FORD: That's a great question. We don't know of a business that's doing exactly what we do. The closest I know of is a company called The Grommet, which Ace Hardware actually just bought for $60 million, which just blew my mind. The Grommet is about our size, and they play upon the same "handcrafted American product" theme. That's probably the closest thing I can think of as a direct competitor other than just Etsy itself.

WF: Are you worried about copycats? What stops another brand in this space from taking your success and building out their own "bourbon" product lines?

FORD: From a legal perspective, in terms of IP protection, there's not much protection that's available when you are handcrafting items, so it's very difficult to take a handcrafted product and try to protect it. There is a lot of stealing of ideas that goes on in the artisan space. Most people aren't capitalized well enough to try to protect it. Even if they are, it's difficult to do so.

The advantage we think we have is that we are one of the early people to rush to scale. There are items that are similar to what we sell that any artisan working out of his garage can make. However, we have a much deeper catalog with 1,600 SKUs, the ability to fulfill orders in a professional way, customer support teams, and a more robust purchasing experience. When you come and purchase at the site, you have a more traditional scale purchasing experience. If you come back and buy again, you'll get the same quality, because we have production-driven standards. It's very difficult to do that in an artisan environment. Those items basically function as commission pieces. You see something you like, you talk to the artisan, and the artisan goes and makes it for you. What happens if you need 10 of them? It can't be done. What happens if you come back three months from now and you want the same thing again? Difficult to do. Our competitive advantage is a commercial scale of artisan-crafted quality. It's not legally protected, but from a pragmatic perspective, that's our advantage.

WF: How do you continue to grow from a $3 million business to a $4 million business to a $30 million business?

FORD: Having done this a few times, I think it's two things. First of all, it's continuing to innovate with new interesting, relevant, rare, and unique products. The reason that we've been able to build what we've built in three years is that we are creating some truly unique items. They may not exist, and if they do exist, they're not easily found. I think a key to it is capitalizing well enough to be able to continue your product innovation. We think we just touched the tip of the iceberg here. We've got all kinds of designs that we're rolling out at a slower pace than we'd like to, only because we've been under-capitalized. We've got to get 1,600 SKUs up to 4,000 SKUs to support the kind of growth we're after.

The second thing is to continue with alternate distribution and get that to scale, to the point where our marketplace and alternative distribution business is $6 million a year, not $900,000 a year.

WF: What does your team look like?

FORD: I'm a mechanical engineer, so beyond just the vision of the business, I spend a lot of time in the product innovation. It's something I really enjoy. It's my background.

Our CMO, Doug Williams, came from Walmart.com. Our contract CTO worked for me in our previous startup that we sold. He's our data analyst and helps manage and oversee our tech stack. We've got two master makers that have been artisan craftsmen for over 20 years. We've got a team of master apprentices that operate the machines and basically just produce the product. We've got business development people that are doing all of our alternative distribution stuff. We have a customer care manager and customer care team that's doing all the customer care stuff for our direct-to-consumer business.

We've got an operations manager who does all of our procurement of raw goods and raw materials. We've got in-house graphic artists to help with all the designs and all the creative that we have to do for our advertising as well as the personalization of our products.

We currently have a bookkeeper, but we need a strong CFO to really help us reduce our costs. A CFO is somebody we're looking to hire with capitalization.

WF: How else do you plan to spend the capital you raise? ^

FORD: Aside from hiring a CFO to focus on further cost efficiencies available through bulk purchase and effective shipping of raw materials, we'll be spending the capital primarily on more machines. We also plan to expand the facilities and invest in more inventory. We need to be buying more in bulk. I'll give you an example. We buy 50 barrel heads at a time from our distillery in Kentucky. We need to be buying 250 at a time and pay 25% less for that raw material. More raw material inventory and more production capacity will be the primary use of capital.

WF: Tell me about the production lines. You say you produce 95% in-house. What does that look like and what are your margins there? ^

FORD: We have desktop CNC machines and stand-alone CNC machines, as well as an assortment of various wood working matchings for all of our wood production. We have five lasers for all of our personalization, so we are able to brand into the wood. We have some sandblasting capabilities for our glassware line. We have some laser etching capabilities. We typically buy raw materials, so if it's glassware, we buy from our glass vendor, which happens to be Libby, one of the largest in the US. We buy barrel tops and barn wood in bulk. All of our raw materials are sourced in the US.

Then, we look at the weekly trajectory of orders by product SKU, and we create production forecasts. Each week, our artisans will make whatever amount the forecast happens to be, for instance, 75 coat rack hangers made from a bourbon barrel or 25 cheese trays made from a Sonoma wine barrel.

We also get to basically make products on demand. We usually work on about a three-day manufacturing schedule, and we have the raw materials in place. We tell our clients in all of our published materials that they can expect to receive an item in seven to 10 days.

All of our glassware, all of our barware, which are high-selling items for us, are about 85% gross margin. Our wood products that we manufacture end up being about 75% gross margin. The 5% of the items that we sell that we don't make are almost exclusively leather goods. We don't make any leather goods. We have a partnership with a company in Salt Lake City that makes leather bags, cowhide rugs, cowhide pillows, things that fit into our genre but that we don't make. We'll make 55-60% margin on those things, but they're the minority of what we sell.

WF: How many different types of products can you foresee making? Talk to me about the product lines you have yet to make that you've already planned out. ^

FORD: One of the biggest ones is what I think of as light furniture. We only make two or three items that are end tables, coffee tables, things like that. But there are so many more products we can add, like footstools, chairs made out of bourbon wood or wine wood, picture frames, shadow boxes, all of these things that round out the home decor category. That's the biggest area. That's basically what the Neiman Marcuses and the William Sonomas are pushing us on. It's like, "Just do more of this! This is what we can't get at scale. We can find artisans across the country that can make these, but we won't find anybody that can take a purchase order for 500 units and produce it in 10 days."

That's where our real opportunity is, in the creation of all these home decor products. It's serving trays, it's picture frames, it's shadow boxes, it's light furniture. It's barstools. It's bar tables. There's a real opportunity to produce those for all these higher-end retailers. Nordstrom's has been wearing us out trying to get us to build some chairs and tables to put in their home decor line in their stores and catalog. We just don't have the scale to do that yet.

It's great to have all these different retailers calling us. But, it's also equally frustrating. We don't want to take on what we can't fulfill. The good news is, those margins are there to support those incremental sales. We've got to get scaled up so that we can be able to basically produce for those guys.

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RISKS

1 The company recognizes 75% of its revenue direct from consumer with orders processes through Shopify, its online business platform. Shopify is a Software-As-A-Service platform that is a publically traded company under the stock symbol SHOP. In the event of a business interruption, revenues could be affected. As part of our risk mitigation plan, a backup web property has been established, a third party backup solution with nightly backups and robust disaster recovery has been put in place. In three years of operating on the Shopify platform we have experienced 99.8% uptime and expect the same reliability in the future.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Bourbon & Boots is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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